Exhibit 5.1

McCarter & English, LLP 250 W 55th St 13th Fl New York, NY 10019 www.mccarter.com

August 28, 2026

By electronic mail

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite 600

Laguna Hills, CA 92653

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

Please be advised that we have acted as counsel to Elite Express Holding Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, including the prospectus constituting a part thereof (as may be amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale, from time to time, by the Company of up to $300,000,000 aggregate offering gross proceeds, of the following securities of the Company: (i) shares of the Company’s Class A common stock, par value $0.000001 per share (the “Class A Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.000001 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Class A Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) rights to purchase Class A Common Stock, Preferred Stock or other securities of the Company (the “Rights”), and (vi) units comprised of one or more of the foregoing securities (the “Units,” and collectively with the Class A Common Stock, Preferred Stock, Debt Securities, Warrants and Rights, the “Securities”). The Securities may be offered separately or together, in one or more series or classes, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement. All terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement, as applicable.

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For the purposes of the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true copies of such records of the Company, such certificates of public officials, officers of the Company and others, and other documents as we have deemed necessary for the purposes of these opinions. Without limiting the foregoing, we have reviewed, examined and relied upon:

(a)	the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect;

(b)	the Amended and Restated Bylaws of the Company, as amended to date and currently in effect;

(c)	the Unanimous Written Consent of the board of directors of the Company (the “Board”) dated August 28, 2026, approving the filing of the Registration Statement and the actions to be taken in connection therewith;

(d)	a copy of the Registration Statement signed by each member of the Board, to which this opinion letter is attached as an exhibit; and

(e)	such other records, certificates and other documents as we have deemed necessary or advisable to form the basis of the opinions hereinafter set forth.

In our examination, we have assumed (i) the genuineness of all signatures, the legal capacity of all natural persons, and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and (ii) the completeness and accuracy of all documents tendered to us as originals and the correctness of all certified, facsimile, electronic or photostatic copies provided to us and we have relied upon the aforesaid documents, including the accuracy of factual matters contained therein, without independent investigation. We also have assumed, without verification, for the purposes of these opinions, (i) that all non-natural parties (other than the Company) are duly organized or incorporated, validly existing and in good standing under all applicable laws, (ii) the due authorization, execution and delivery of all documents, agreements or other instruments submitted to us by any party thereto other than the Company, (iii) that any such other parties (other than the Company) have the requisite capacity, power and authority and have taken all necessary action to execute each of the documents, agreements or other instruments submitted to us, to which such person is a party, and to consummate the actions contemplated thereby, and (iv) that each of the documents, agreements or other instruments examined by us constitutes a legal, valid and binding obligation of each applicable party (other than the Company) enforceable against such party in accordance with its terms.

In addition, with respect to each issuance of any Securities, we have assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded, (ii) a prospectus supplement describing the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) the Board or a duly authorized committee thereof will have taken all necessary corporate action to authorize and approve the issuance, terms and sale of such Securities and any agreements, instruments or other documents relating thereto, (iv) any applicable agreement or instrument governing any Debt Securities (excluding any indenture), Warrants, Rights or Units, will have been duly authorized, executed and delivered by the Company and the other parties thereto, (v) such Securities will be issued and sold in the manner contemplated by the Registration Statement, the applicable prospectus supplement and the applicable definitive agreements, instruments or other documents, (vi) the Company will remain validly existing and in good standing under the laws of the State of Delaware, and (vii) the issuance of any shares of Class A Common Stock or Preferred Stock, including shares issuable upon conversion, exchange or exercise of other Securities, will not exceed the number of shares of the applicable class or series then authorized and available for issuance under the Company’s Certificate of Incorporation, and the consideration received by the Company for any such shares will be not less than the par value thereof.

We have made no independent investigation of factual matters set forth in each of the documents, agreements or other instruments examined by us, or representations made in any such document including any and all exhibits, attachments and joinders thereto, for the purpose of rendering the opinions expressed below. We have not attempted to independently verify such facts and we assume that all such facts are correct. We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than: (i) the federal securities laws of the United States of America; (ii) the laws of the State of New York as in effect as of the date hereof; and (iii) the General Corporation Law of the State of Delaware (collectively, the “Applicable Laws”). This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1.	When the issuance and terms of the Class A Common Stock have been duly authorized by the Board and such shares have been issued and delivered to, and paid for by, the purchasers thereof as described in the Registration Statement and the applicable prospectus supplement, for consideration in an amount not less than the par value thereof, such shares of Class A Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

2.	When the issuance, terms and designation of any series of Preferred Stock have been duly authorized by the Board, any certificate of designation required in connection therewith has been duly executed and filed with the Secretary of State of the State of Delaware, and such shares have been issued and delivered to, and paid for by, the purchasers thereof as described in the Registration Statement and the applicable prospectus supplement, for consideration in an amount not less than the par value thereof, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

3.	Provided that the applicable Debt Securities and any agreement or instrument governing such Debt Securities are governed by the laws of the State of New York, when (A) the terms of such Debt Securities and their issuance and sale have been duly established and authorized by the Board or a duly authorized committee thereof, (B) any such agreement or instrument has been duly authorized, executed and delivered by the Company and the other parties thereto, and (C) such Debt Securities have been duly executed, issued and delivered against payment therefor in the manner contemplated by the Registration Statement, the applicable prospectus supplement and the applicable definitive agreements or instruments, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	Provided that the applicable Warrants and any warrant agreement or other instrument governing such Warrants are governed by the laws of the State of New York, when the terms of such Warrants have been duly established and authorized by the Board and such Warrants have been duly executed, issued and delivered against payment therefor in the manner contemplated by the Registration Statement, the applicable prospectus supplement and the applicable definitive agreements or instruments, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	Provided that the applicable Rights and any rights agreement or other instrument governing such Rights are governed by the laws of the State of New York, when the terms of such Rights have been duly established and authorized by the Board and such Rights have been duly executed, issued and delivered against payment therefor in the manner contemplated by the Registration Statement, the applicable prospectus supplement and the applicable definitive agreements or instruments, such Rights will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	Provided that the applicable Units and any unit agreement or other instrument governing such Units are governed by the laws of the State of New York, when the terms of such Units have been duly established and authorized by the Board and such Units have been duly executed, issued and delivered against payment therefor in the manner contemplated by the Registration Statement, the applicable prospectus supplement and the applicable definitive agreements or instruments, such Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed in paragraphs 3 through 6 above are subject to the effects of (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, whether considered in a proceeding in equity or at law, and (iii) limitations imposed by applicable law or public policy on the enforceability of provisions relating to indemnification, contribution, exculpation, waiver or limitation of liability.

These opinions are issued as of the date hereof and are necessarily limited to the Applicable Laws and judicial decisions now in effect and the facts and circumstances known to us on the date hereof. We are not assuming any obligation to review or update these opinions should Applicable Laws, judicial decisions or the existing facts and circumstances change even if such changes may affect the opinions provided herein.

The opinions set forth herein are limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly set forth herein. Specific assumptions, qualifications and limitations set forth herein shall not in any way limit or restrict the meaning of more general assumptions, qualifications and limitations set forth herein.

We hereby consent to the submission of this opinion to the Commission as an exhibit to the Registration Statement. We hereby also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McCarter & English, LLP

MCCARTER & ENGLISH, LLP